EMPLOYMENT AGREEMENT


EMPLOYMENT AGREEMENT ("Agreement"), dated as of March 15, 1995, between EXECUTIVE TELECARD, S.A., a Turks & Caicos corporation with offices at 4260 East Evans Avenue, Denver, Colorado 80222 (hereinafter called the "Company"), and EDWARD J. GERRITY, JR., residing at 14 Plymouth Road, Rye, New York 10580 (hereinafter called "Employee").

WHEREAS, the services of Employee, his experience and knowledge of the affairs of the Company and his reputation and contacts in the industry are extremely valuable to the Company; and

WHEREAS, the Company desires to obtain the benefits of his knowledge, experience, reputation, and contacts for a period of two (2) years and is willing to offer Employee an incentive to do so; and

WHEREAS, Employee is willing to accept employment with the Company upon the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, the parties to this Agreement agree as follows:

1.   EMPLOYMENT TERM

     The Company hereby employs Employee, and Employee hereby accepts employment by the Company, on the terms and conditions herein contained, for a period of two (2) years commencing on March 15, 1995 and continuing through March 14, 1997 (the "Employment Term"). Company has the right to extend the employment of Employee, subject to acceptance by Employee, for an additional period as agreed by the parties in writing prior to the termination of this Employment Agreement.

2.   ACCEPTANCE OF THIS EMPLOYMENT AGREEMENT

     Should Employee accept this Agreement as evidence by his signature thereupon, and Company subsequently withdraws its offer within thirty days following commencement of the Employment Term, regardless of the reason for the withdrawal, Employee shall receive a lump sum compensation of One Hundred Twenty Thousand Dollars (US $120,000.00) plus 41,257 unrestricted registered shares of the common stock of the Company in lieu of all stock options which have heretofore been granted to Employee by the Company.

3.   EMPLOYEE'S DUTIES

3.1  Duties
     During the Employment Term, and any extension thereof, Employee shall have the responsibility to solicit and negotiate, subject to approval by the Board of Directors, Revenue Sharing and Enhancement Agreements with foreign postal, telegraph and telephone authorities or companies.

3.2  Other Employment
     Employee shall provide employment services to the Company during the term of this Agreement as reasonably requested by the Company. Nothing contained herein, however, shall prevent Employee from accepting other employment.

3.3  Travel
     Employee shall not, without his consent, be required to travel for a period greater than fourteen (14) days per calendar month during the Employment Term.

4.   COMPENSATION AND EXPENSES

4.1  Salary
     As salary for his services and covenants herein described, the Company will pay Employee, a salary (the "Salary") during the Employment Term of One Hundred Thousand Dollars (US $100,000.00) per annum, payable as follows:

     a. the sum of Fifty Thousand Dollars ($50,000.00) payable within five (5) business days of execution of this Agreement;

     b. the sum of Fifty Thousand Dollars ($50,000.00) payable in equal weekly installments during the first year of the Employment Term;

     c. the sum of One Hundred Thousand Dollars ($100,000.00) payable in equal weekly installments during the second year of the Employment Term.

4.2  Business Expenses
     The Company will reimburse Employee for all reasonable expenses properly incurred by him in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and/or similar documentation, and otherwise in accordance with policies established from time to time by the Board of Directors of the Company. Employee's spouse will be permitted to accompany Employee on four trips per year and Employee will be reimbursed by Company for the expense of his spouse's accompaniment, including travel, meals and accommodations. Employee shall be reimbursed for the initiation fees and membership dues for one private country club located in Westchester County, New York and the monthly minimum charges, food, beverage and entertainment expenses incurred by Employee in connection with carrying out the purposes of this Agreement.

4.3  Automobile Lease
     The Company will negotiate separately reimbursement of Employee's business related automobile expenses.

4.4  Stock Participation
     Employee will be granted stock options to purchase shares of the Company in an amount equal to the greater of any stock options granted to the Executive Vice President and/or a director of the Company under any stock option plan in effect during the Employment Term and under the same terms and conditions as are provided for other officers or directors of the Company in the plan.

4.5  Relocation of Employee
     Company agrees that without Employee's written consent, Employee shall not be relocated and shall continue to have his office in New York. To the extent that Employee consents to a relocation, Company agrees to reimburse Employee for the cost of such relocation of Employee and Employee's spouse and all personal property from New York to Employee's new location. Company further agrees to reimburse Employee for all temporary living expenses, up to a maximum of four
     (4) weeks, until Employee has completed the purchase of and occupied a new residence near Employee's new work location with Company.

5.   BENEFITS

5.1  Insurance and Retirement
     During the Employment Term, Employee shall be entitled to participate in any welfare and benefit plans (including, but not limited to, any insurance, major medical, health, dental and pension or other retirement plans) established by the Company from time to time for the general and overall benefit of upper level executives of the Company.

5.2  Vacation
     Employee shall be entitled to all paid holidays and personal days as available to other employees of the Company, and, in addition, to vacation time of three (3) weeks per annum, which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the needs of the business of the Company. Unused vacations and/or personal day(s) during each year of the Employment Term shall be carried over from year to year as necessary due to the exigencies of the business, and Employee shall be compensated for any unused time.

5.3  Indemnification
     Employee shall be indemnified by the Company to the fullest extent provided under any indemnification provision contained in the By-Laws and/or Certificate of Incorporation presently in existence, or, to the extent that the scope of such indemnification is greater, under any amendments to the By-Laws and/or Certificate of Incorporation.
     To the extent that the Company obtains indemnification insurance for its officers and/or directors, such insurance shall also cover Employee to the same extent.

6.   EMPLOYEE'S DEATH OR DISABILITY

     If Employee dies or becomes disabled during the term of his employment, Company will pay to Employee or Employee's estate any compensation due him up to the end of the Employment Term, plus registered and unrestricted shares of the common stock of the Company equal to the number of stock options granted but unexercised by Employee at the time of consultant's death or disability. Delivery of the shares shall be in lieu of all stock options held by Employee.

7.   TERMINATION, RIGHTS AND OBLIGATIONS, RENEWAL

7.1  Termination
     The Employment Term shall cease and terminate upon the earliest to occur of the following events specified below:

     a. The expiration of the Employment Term without renewal pursuant to clause 1 hereof.

     b. The voluntary departure of Employee from the employ of the Company.

7.2  Renewal
     The Company and Employee may renew or extend the term of Employee's employment upon such terms as shall be mutually acceptable.

8.   ASSIGNMENT

     This Agreement and any rights (including Employee's Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that the Company shall have, with Employee's consent, the right to assign its rights hereunder to any successor in interest of the Company whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Agreement or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9.   NOTICES

     All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile (if to Company) or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, the applicable party and addressed as follows:

     (i)  if to Company:         Executive TeleCard, S.A.
                                 4260 East Evans Avenue
                                 Denver, Colorado 80222
                                 Facsimile:  (303) 692-0965

     (ii) if to Employee:        Edward J. Gerrity, Jr.
                                 14 Plymouth Road
                                 Rye, New York 10580
                                 Facsimile:  (914) 967-4378

10.  SEVERABILITY

     If any provision of this Agreement shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the jurisdiction in which made and to the provisions of this Agreement directly involved in the controversy in which said judgment shall have been rendered.

11.  WAIVER

     No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.  ENTIRE AGREEMENT/GOVERNING LAW

     This Agreement embodies the entire understanding and supersedes all other oral or written agreements or understandings between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties thereto. This Agreement shall be construed and governed in all respects and shall at all times be determined in accordance with the laws of the State of New York. The parties consent to the exclusive jurisdiction of the appropriate court in New York state as to any controversy arising out of execution of this Agreement or the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, consisting of four (4) pages, on this 15th day of March, 1995.


                               EXECUTIVE TELECARD, S.A.



/s/John Gitlin                 By:/s/Robert N. Schuck
Witness                        Its:




                               /s/Edward J. Gerrity, Jr.
Witness                        Edward J. Gerrity, Jr.

                            TERMINATION AGREEMENT

     This AGREEMENT ("Agreement"), dated August 31, 1995, by and between Executive TeleCard, S.A., a Turks & Caicos corporation (the "Company"), and Edward J. Gerrity (the "Employee").

     WHEREAS, the services of Executive, his representation of the Company and contacts are extremely valuable to the Company and Company recognizes the valuable services that Executive can continue to render to the Company; and

     WHEREAS, Executive is willing to continue to serve the Company but desires assurances that in the event of any change in control of Company he will continue to have the responsibility and status he has earned;

     NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, Company and Executive hereby agree as follows:

     1.   Term.

          This Agreement shall terminate the later of two years from the date of this Agreement or two years from the effective date in a Change in Control of the Company or a Change in Control of Executive TeleCard, Ltd. ("EXTL").

     2.   Change in Control.

          No benefits shall be payable under this Agreement unless and until (a) there shall have been a Change in Control of the Company or a Change in Control of EXTL, while the Executive is still an Executive of the Company and (b) the Executive's employment by the Company thereafter shall have been terminated in accordance with Section 3 below. For purposes of this Agreement, a Change in Control of the Company and/or EXTL shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company or EXTL in which the Company or EXTL is not the continuing or surviving corporation or pursuant to which shares of the Company's or EXTL's Common Stock would be converted into cash, securities or other property, other than a merger of the Company or EXTL in which the holders of the Company's or EXTL's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
(y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or EXTL, or (ii) the stockholders of the Company or EXTL approved any plan or proposal for the liquidation or dissolution of the Company or EXTL, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's or EXTL's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of either the Company or EXTL shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's or EXTL's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     3.   Termination Following Change in Control.

          (a) If a Change in Control of the Company or EXTL shall have occurred while the Executive is still an Executive of the Company, the Executive shall be entitled to the benefits provided in Section 4 below upon the subsequent termination of the Executive's employment with the Company by the Executive for Good Reason (as defined in Section 3 (c) below) or by the Company unless such termination is a result of (i) the Executive's death; or (ii) the Executive's termination by the Company for Cause (as defined in Section 3(b) below).;

          (b) Cause: For purposes of this Agreement only, the Company shall have "Cause" to terminate the Executive's employment hereunder only on the basis of material fraud or a criminal conviction involving moral turpitude or arising from an act of the Executive that is directly contrary to the Company's interest. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth in the first sentence of this Section 3(b) and specifying the particulars thereof in detail, and an opinion of counsel for the Company confirming that the opinion of the Board has a substantial basis in fact and in law.

          (c) Good Reason. For purpose of this Agreement "Good Reason" shall mean any of the following (without the Executive's express written consent):

               (i) The assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company or EXTL, or a change in the Executive's titles or offices then in effect immediately prior to the Change in Control of the Company or EXTL, or any removal of the Executive from or any failure to reelect or reappoint the Executive to any such positions;

               (ii) a reduction by the Company in the Executive's base salary in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within 12 months of the Executive's last increase in base salary) the Executive's base salary after a Change in Control of the Company or EXTL in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for officers of the Company effected in the preceding 12 months;

               (iii) any failure by the Company to continue in effect any benefit plan, program or arrangement in which the Executive and/or eligible family members are participating at the time of a Change in Control of the Company or EXTL and any other plans or fringe benefits providing the Executive with substantially similar benefits (hereinafter referred to as "Benefit Plans"), or the taking of any action by the Company which would adversely affect the Executive's and/or Executive's eligible family members participation in or materially reduce the Executive's and/or Executive's eligible family member's benefits under any such Benefit Plan or deprive the Executive and/or any eligible family member of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company or EXTL;

               (iv) any failure by the Company to continue in effect any incentive plan or arrangement in which the Executive is participating at the time of a Change in Control of the Company or EXTL (or any other plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Incentive Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in any such Incentive Plan or reduce the Executive's benefits under any such Incentive Plan;

               (v) any failure by the Company to continue in effect any plan or arrangement to receive securities of the Company (including, without limitation, the Company's existing Stock Option Plan, or any future Stock Option Plan through the term of Executive's employment and any other plan or arrangement to receive and exercise stock options, stock appreciation rights, restricted stock or grants thereof) in which the Executive is participating at the time of a Change in Control of the Company or EXTL (or plans or arrangements providing him with substantially similar benefits) (hereinafter referred to as "Securities Plans") or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such Securities Plan;

               (vi) a relocation of Executive's offices to a location greater then twenty-five miles from the Executive's office as of the effective date of Change in Control, or the Executive's relocation to any place other than the location at which the Executive performed the Executive's duties prior to a Change in Control of the Company or EXTL, except for required travel by the Executive on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company or EXTL;

               (vii) any failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled at the time of a Change in Control of the Company;

               (viii) any material breach by the Company of any provision of this Agreement;

               (ix) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company; or

               (x) any purported termination of the Executive's employment which is not effected pursuant to the Notice of Termination satisfying the requirements of Section 3(d), and for purposes of this Agreement, no such purported termination shall be effective.

               (xi) Executive's voluntary resignation for any reason within six (6) months from the effective date of Change in Control of the Company or EXTL;

          (d) Notice of Termination by the Company. Any termination by the Company pursuant to Section 3(b) shall be communicated by a Notice of Termination. For purposes of this Agreement a "Notice of Termination" shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For the purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Termination.

          (e) Date of Termination. "Date of Termination" shall mean if the Executive's employment is terminated by Executive or by the Company for any reason, the date on which a Notice of Termination is given; provided that if within 30 days after any Notice of Termination is given to the Executive by the Company, the Executive notifies the Company that a dispute exists concerning the termination, the Date of Termination shall be the date the dispute is finally determined, whether by mutual agreement by the parties or upon final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     4.   Severance Compensation upon Termination of Employment.

          If the Company shall terminate the Executive's employment other than pursuant to Section 3(b) or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive as severance pay the following compensation:

          (a) On the fifth day following termination, in a lump sum, in cash, an amount equal to three times the average of the aggregate of the annual compensation paid by the Company to the Executive during the term of his employment preceding the Change in Control of the Company or EXTL; provided, however, that if the lump sum severance payment under this
Section 4, either alone or together with other payments which the Executive has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 4 being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 4 pursuant to the foregoing provision shall be made by the Executive in good faith, and such determination shall be conclusive and binding on the Company;

          (b) To the extent Executive and the Executive's eligible family members are eligible they shall continue to be covered by all noncash benefit plans of the Company or any successor plans or programs in effect on the date of acquisition of control, for twenty-four months thereafter. In the event Executive and participating family members are ineligible under the terms of such plans to continue to be so covered, Company shall provide substantially equivalent coverage from other sources;

          (c) At no cost to Executive, the number of unrestricted shares of the common stock of Executive TeleCard, Ltd. equal to the total number of outstanding stock options held by Executive on the fifth day following termination or in lieu thereof Executive may elect to surrender to Company his rights in such outstanding stock options (whether or not then exercisable) then held by Executive, and, upon such surrender, Company shall pay to Executive an amount in cash per share, which is the greater of the average price per share paid in connection with the acquisition of control of Executive TeleCard, Ltd. if such control was acquired by the payment of cash or the then fair market value per option share of the consideration paid for such shares if such control was acquired for consideration other than cash, or the price per share paid in connection with any tender offer for shares of Executive TeleCard, Ltd. common stock leading to control, or the mean between the high and low selling price of such stock on the Nasdaq National Market or other market on which Executive TeleCard, Ltd. stock is then traded on the date of Executive's termination.

     5.   No Obligation to Mitigate Damages; No Effect on Other
Contractual Rights;  No Right of Set-Off.

          (a) Executive's benefits hereunder shall be considered severance pay in consideration of his past service and pay and consideration of his continued service from the date hereof and his entitlement thereto shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

          (b) The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Executive's or the Executive's eligible family members' existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, Incentive Plan or Securities Plan, employment agreement or other contract, plan or arrangement.

          (c) The Company shall have no right of set-off or counterclaim in respect of any claim, debt or obligation against any payments to Executive, his dependents, beneficiaries, or estate provided for in this Agreement.

     6.   Successor to the Company.

          (a) The Company and EXTL will require any successor or assign (whether direct or indirect, by purchase merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company and EXTL would be required to perform it if no such succession or assignment had taken place. Any failure by the Company or EXTL to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment for Good Reason. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer. In such event, the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 4 hereof.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

     7.   Notice.

          For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt registered, postage prepaid as follows:

If to the Company:    Executive TeleCard, S.A.
                      MacLaw House, Duke Street
                      Grand Turk, Turks & Caicos Island, B.W.I.

If to Executive:      Edward J. Gerrity
                      14 Plymouth Road
                      Rye, NY 10580

or such other address as either of the parties may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     8.   Miscellaneous.

          No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     9.   Validity.

          The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability or any other provision of this Agreement, which shall remain in full force and effect.

     10.  Counterparts.

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     11.  Legal Fees and Expenses.

          In the event that the Company terminates or seeks to terminate Executive and Executive disputes such termination or attempted termination and prevails and, or Executive elects to terminate his service hereunder for Good Reason and the Company disputes its obligation to pay Executive the benefits provided for under Section 4 of this Agreement and Executive prevails, the Company shall pay or reimburse Executive for all reasonable costs incurred by Executive in such dispute, including attorney's fees and costs.

     12.  Entire Agreement/Governing Law

          This Agreement embodies the entire understanding and supersedes all other oral or written agreements or understandings, between the parties regarding the subject matter hereof. No change, alteration or modification hereof may be made except in writing signed by both parties hereto. This Agreement shall be construed and governed in all respect and shall at all times be determined in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, consisting of eight (8) pages, on this 31st day of August, 1995.


                               EXECUTIVE TELECARD, S.A.



/s/                            By:/s/Anthony Balinger
Witness                        Its: Chief Operating Officer




/s/John Gitlin                 By:/s/Edward J. Gerrity, Jr.
Witness                        Edward J. Gerrity, Jr.


                                  GUARANTY

For valuable consideration and to induce Executive to enter into the within Agreement with the Company, the undersigned hereby unconditionally guarantees to Executive, his heirs and assigns, full, prompt and complete performance by the Company of all of the provisions, conditions, covenants and agreements contained in the within Agreement and does hereby waive all notice of default by the Company, notice of the acceptance of this Guaranty by Executive and consents to any extension of time that may be given by Executive to the Company of time of payment and performance.
This guaranty is an absolute, continuing and unlimited guarantee of payment and performance.

IN WITNESS WHEREOF, Guarantor has signed this guaranty on August 31, 1995.


                               EXECUTIVE TELECARD, S.A.



/s/                            By:/s/Anthony Balinger
Witness                        Its: